UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2006

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire 03773

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

New Hampshire Thrift Bancshares, Inc. (“NHTB” Nasdaq: NHTB) and First Brandon Financial Corporation (“First Brandon” OTCBB: FBDN) jointly announced on December 15, 2006 the execution of a definitive agreement in which NHTB will acquire First Brandon in an exchange of cash and stock (the “Merger”). Immediately following the Merger, First Brandon’s subsidiary bank, First Brandon National Bank, will merge with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb, but will operate under the name “First Brandon Bank, a division of Lake Sunapee Bank, fsb” (hereinafter referred to as the “First Brandon Division”). NHTB, headquartered in Newport, New Hampshire, is the holding company for Lake Sunapee Bank, fsb, which currently operates 17 branches in New Hampshire, in Grafton, Hillsboro, Merrimack and Sullivan counties. First Brandon, headquartered in Brandon, Vermont, is the holding company for First Brandon National Bank, which operates 4 branches located in Brandon, Pittsford and West Rutland, Vermont.

The transaction, approved by the Boards of Directors of both companies, is valued at approximately $21.2 million. The terms of the merger agreement call for each outstanding share of First Brandon common stock to be converted into the right to receive $44.01 in cash or 2.67 shares of NHTB common stock. First Brandon shareholders will have the right to elect either cash or stock with the constraint that the overall transaction must be consummated with 80% of the First Brandon shares being exchanged for NHTB stock and 20% being exchanged for cash. If there is an imbalance in elections, there will be a proration of proceeds to achieve the 80/20 split.

Following the Merger, Scott Cooper, currently the President and Chief Executive Officer of First Brandon, will be employed as a senior officer of Lake Sunapee Bank, fsb, serving as Regional President of the First Brandon Division. Two members of the current Board of Directors of First Brandon will be appointed to the Board of Directors of NHTB and to the Board of Directors of Lake Sunapee Bank, fsb, to serve until at least the third anniversary of the Merger. The remaining members of the current Board of Directors of First Brandon will be invited to serve as members of the First Brandon Division Advisory Board to be established and maintained by NHTB for at least three years following the Merger.

The transaction is subject to approval by the shareholders of both NHTB and First Brandon, as well as customary regulatory approvals including the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.

For additional information, reference is made to the press release dated December 15, 2006, which is included as Exhibit 99.1 and is incorporated herein by reference, and to the Agreement and Plan of Merger by and among New Hampshire Thrift Bancshares, Inc. and First Brandon Financial Corporation, dated as of December 14, 2006, which is filed as Exhibit 2.5 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.5	Agreement and Plan of Merger by and among New Hampshire Thrift Bancshares, Inc. and First Brandon Financial Corporation, dated as of December 14, 2006.

99.1	Press Release dated December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Stephen W. Ensign
Name:	Stephen W. Ensign
Title:	Chairman, President and Chief Executive Officer

Date: December 15, 2006

Exhibit Index

Exhibit No.	Description
2.5	Agreement and Plan of Merger by and among New Hampshire Thrift Bancshares, Inc. and First Brandon Financial Corporation, dated as of December 14, 2006.

99.1	Press Release dated December 15, 2006.